Exhibit 99.1

New Jersey Mining Company Adds Historic Gold/Tungsten Mine Property to its Murray Gold Belt Portfolio

COEUR D'ALENE, Idaho, March 6, 2018 (GLOBE NEWSWIRE) -- New Jersey Mining Company (OTCQB:NJMC) (“NJMC” or the “Company”) announced today that it has added to its land holdings in North Idaho’s Murray Gold Belt (MGB) with the lease of the Four Square Property.

The Four Square Property is comprised of 334 acres of mining claims, including 46 acres of patented mining claims, located near the small town of Murray, just three miles west of the Company’s Golden Chest Mine. NJMC has also acquired, by staking, 348 additional acres of unpatented mining claims south of the leased area, adjacent to the patented claims.

The Four Square Property has two primary features:

•

the Crown Point Vein zone, which exhibits 40 to 100-foot widths along at least 3,000 feet of strike in surface outcrop (Shenon 1938) and will be evaluated and diamond drilled to test its potential to host an underground bulk-mineable deposit;

•

the Four Square Mine, an historical producer of gold and tungsten from one of several parallel shoots, analogous in many ways to the Company’s Golden Chest property.

NJMC CEO and President John Swallow stated, “The Four Square Property further expands our land position in the Murray Gold Belt, a largely overlooked camp that, we believe, offers excellent potential for large-scale gold production. Our strategy within the MGB is to acquire quartz-gold vein occurrences along favorable structures, on or adjacent to private land. The Four Square lease, like our recent Buckskin acquisition exemplifies our strategy in action. This opportunity was made possible by our success as a local gold producer and our shareholder-focused corporate culture. We are pleased to welcome the Four Square folks as New Jersey shareholders.”

The Company’s primary focus at the Four Square Property is the Crown Point Vein, which occurs along a large north-south oriented shear zone and is nearly vertical in dip. Outcrop exposures show that the veins occur as a series of anastomosing quartz veins and quartz vein stock-work with incorporated lenses of country rock. The adjacent claims staked by NJMC are on strike with the southern extension of the Crown Point Vein.

In 1936, a tunnel was constructed to intercept the Crown Point Vein at shallow depths beneath overburden. An underground diamond drill hole from within this tunnel intercepted 80 feet (24.4 meters) of vein material with 54 feet (16.5 meters) assayed, averaging 0.08 ounces per ton (oz/t) (2.5 grams per tonne (gpt)) gold. Last fall, ten surface rock chip samples taken by NJMC all returned anomalous gold values, with four of the samples returning more than 1 gpt gold. One dump sample assayed 16 gpt gold.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

A core drill program is planned for later this year. The program will include a series of angled holes intended to cross the near-vertically dipping Crown Point Vein at various distances and depths, allowing the Company begin evaluating its potential to host an underground bulk-mineable deposit.

NJMC Vice-President Grant Brackebusch commented, “From a mining and milling perspective, this project is an optimal fit for us as we seek to expand our operations in the Murray Gold Belt.  The Crown Point Vein provides a unique opportunity with a relatively straightforward exploration plan. If the results are proven to be in-line with historic expectations, we believe significant mineable tonnage could be defined.”

The Four Square Mine and Mill produced gold and tungsten concentrates throughout the 1930s. The historic mine plan was to drift down from the mill site to the Crown Point Vein, which was to be intercepted more than 3,000 feet to the east, about 1,250 feet below ground surface. The drift was expected to cross five to seven quartz veins before reaching its target. The first three of the expected veins were successfully intercepted, with gold and tungsten ore produced from the No. 2 (“Achievement”) Vein on three levels and processed at an on-site 100-ton per day mill. The drift was never extended to the Crown Point Vein.

NJMC VP of Exploration, Rob Morgan commented, “We are firm believers in the old adage that the best place to look for a new mine is near the headframe of an old one. The Four Square property has a history of production and bears some similarities to our nearby Golden Chest property, including Prichard formation host rocks and the production of both gold and tungsten ores from quartz veins. This acquisition, combined with our Toboggan, Buckskin, and Golden Chest properties, gives NJMC an impressive land package in the Murray Gold Belt.”

NJMC now holds more than 5,200 acres along the Murray Gold Belt. Gold was first discovered in the Coeur d’Alene District within the Murray Gold Belt in 1879, but by 1888 mining declined as the center of activity shifted to the Silver Valley following the discovery of the Bunker Hill, Sunshine, Lucky Friday, and other iconic regional mines. The rebirth of the long-forgotten Murray Gold Belt has been led by NJMC and its redevelopment of the Golden Chest Mine.

NJMC will acquire the Four Square Lease for $800,000 payable to the lessors as follows:

•

$200,000 in restricted NJMC Common Stock valued at $0.15 per share (1,333,333 shares total) paid at closing and $100,000 cash payable on or before September 30, 2018;

•

$200,000 in restricted NJMC Common Stock valued at $0.15 per share (1,333,333 shares total) and $100,000 cash, payable on or before September 30, 2019;

•

$200,000 payable in restricted NJMC Common Stock valued at $0.15 per share or cash, with half payable at the lessors’ discretion and half payable at NJMC’s discretion, on or before September 30, 2020.

The lessors will retain a 2-percent Net Smelter Returns (NSR) royalty, half of which can be repurchased by NJMC for $1-million.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

About New Jersey Mining Company

New Jersey Mining Company is headquartered in North Idaho, where it is producing gold at its Golden Chest Mine. NJMC has established a high-quality, early to advanced-stage asset base in three historic mining districts of Idaho and Montana, developed with more than $50-million by NJMC and other companies. The Company’s objective is to use its considerable in-house skill sets to build a portfolio of mining and milling operations, with a longer-term vision of becoming a mid-tier producer. Management is shareholder focused and owns more than 17-percent of NJMC stock.

The Company’s common stock trades on the OTC-QB Market under the symbol “NJMC.”

For more information on New Jersey Mining Company go to www.newjerseymining.com or call:

Monique Hayes, Corporate Secretary/Investor Relations

Email: monique@newjerseymining.com

(208) 625-9001

Forward Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Such statements are based on good faith assumptions that New Jersey Mining Company believes are reasonable but which are subject to a wide range of uncertainties and business risks that could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such factors include, among others, the risk that anticipated production levels are not attained, the risk that the mine plan changes due to rising costs or other operational details, the risk that exploration results do not result in future production the risk that the Company is unable to obtain sufficient funds necessary for expansion or the risks and hazards inherent in the mining business (including risks inherent in developing mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and the potential impact on revenues from changes in the market price of gold and cash costs, a sustained lower price environment, as well as other uncertainties and risk factors. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. NJMC disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

New Jersey Mining Company     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814